Exhibit 10.17

SPECTRUM BRANDS HOLDINGS, INC.
2020 OMNIBUS EQUITY AWARD PLAN

EXECUTIVE VICE PRESIDENT RETENTION AGREEMENT

THIS EXECUTIVE VICE PRESIDENT RETENTION AGREEMENT (the “Agreement”), is made, effective as of [Grant Date] (hereinafter the “Date of Grant”), between Spectrum Brands Holdings, Inc. (the “Company”), and [Participant] (the “Participant”).
R E C I T A L S:

WHEREAS, the Company has adopted the [name of equity plan], as amended from time to time (the “Plan”), pursuant to which awards of Restricted Stock Units may be granted; and
WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) has authorized the Company to grant to the Participant an award of Executive Vice President Retention Restricted Stock Units (“RSUs”), and pursuant to that authorization, the Company has determined to grant to the Participant an award of Restricted Stock Units as provided herein and subject to the terms set forth herein.
NOW THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:
1.Grant of Restricted Stock Units. The Company has granted to the Participant [ ] RSUs (the total number of such RSUs, the “Total RSUs”), representing a value of approximately $[ ] on the Date of Grant, using the closing price of the Company’s common stock on the Date of Grant. The award contemplated herein (the “Award”) shall be subject to the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. Such RSUs shall be credited to a separate account maintained for the Participant on the books of the Company (the “Account”). Each RSU comprising the Award represents one share of Common Stock. The Award shall vest and settle in accordance with Sections 3 and 4 hereof.
2.Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. In the event of a conflict between the Plan and this Agreement, the terms and conditions of the Plan shall govern. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Participant and the Participant’s legal representative in respect of any questions arising under the Plan or this Agreement.

3.Terms and Conditions.
(a)Vesting, Settlement and Forfeiture. The Award shall be one hundred percent (100%) unvested on the Date of Grant. Except as otherwise provided in this Agreement, and contingent upon the Participant’s continued service to the Company through the applicable dates of vesting and settlement of each portion of the Award, the Award shall vest and be settled as follows:
(i)First Tranche: Fifty percent (50%) of the total RSUs (the “First Tranche”) shall become vested on [date], provided that the Participant remains employed in good standing on such date (the “First Vesting Date”).
(ii)Second Tranche: Fifty percent (50%) of the total RSUs (the “Second Tranche”) shall become vested on [date], provided that the Participant remains employed in good standing on such date (the “Second Vesting Date”).
(iii)Subject to the Participant’s continued employment in good standing through each applicable Vesting Date, the Company shall settle the applicable part of the Award on or as soon as reasonably practicable following the applicable Vesting Date and shall therefore: issue (in book-entry form) in the name of the Participant one share of Common Stock (each, an “RSU Share”) for each such vested RSU comprising the Award, with any fractional shares rounded to the nearest whole share (and, upon such settlement, those RSUs shall cease to be credited to the Account).
(b)Transfer Restrictions. The Award granted hereunder may not be sold, pledged, hedged or otherwise transferred (other than by will or the laws of descent and distribution) and may not be subject to lien, garnishment, attachment or other legal process. The Participant acknowledges and agrees that, with respect to each RSU credited to the Participant’s Accounts, the Participant has no voting rights with respect to the Company unless and until each such RSU is settled in RSU Shares pursuant to Section 3 hereof.
4.Effect of Termination of Employment.
(a)Except as set forth in the Plan or this Agreement, if the Participant’s employment with the Company, or any of its subsidiaries or affiliates, terminates prior to each applicable Vesting Date for any reason, the Award and all Restricted Stock Units credited to the Participant’s Account comprising the Award shall be forfeited without consideration to the Participant on the date of the employment termination.
(b)Notwithstanding anything else to the contrary in this Agreement or the Plan, to the extent that the Participant’s employment agreement or severance agreement with the Company, or any of its subsidiaries or affiliates, contains more favorable treatment upon termination, then the terms of such agreement shall govern; provided that, Participant’s voluntary termination or resignation of the Participant’s employment with the Company, or any of its subsidiaries or affiliates, prior to the First Vesting Date and/or the Second Vesting Date, as

applicable, any unvested portion of the Award shall immediately terminate and be forfeited without consideration to the Participant.
5.Miscellaneous.
(a)Dividend Equivalents. If on any date dividends are paid on shares of Common Stock beginning from the Date of Grant, then the Participant’s Account shall be credited with dividend equivalent payments either in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, which accumulated dividend equivalents shall be payable and forfeited at the same time as the underlying RSUs are settled or forfeited, and, if RSUs are forfeited, the Participant shall have no right to any dividend equivalent payments relating thereto.
(b)Taxes and Withholding. Upon the settlement of any portion of the Award, the Participant shall be required to pay to the Company, and the Company shall have the right and is hereby authorized to withhold from any cash, RSU Shares, other securities or other property deliverable under the RSUs or from any compensation or other amounts owing to a Participant, the amount (in cash, RSU Shares, other securities or other property) of any required withholding taxes in respect of the settlement of RSUs, and to take such other action as may be necessary in the sole opinion of the Committee to satisfy all obligations for the payment of such withholding taxes. Unless otherwise determined by the Committee, the foregoing withholding liability shall be satisfied by having the Company withhold from the number of RSU Shares otherwise issuable or deliverable pursuant to the settlement of the RSUs a number of shares with a Fair Market Value equal to such withholding liability (but no more than the maximum required statutory withholding liability or such lesser amount approved by the Committee in accordance with the Plan). The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company will, to the extent permitted by law, have the right to deduct any such withholding taxes from any payment of any kind otherwise due to Participant.
(c)Rights as a Stockholder. Upon and following the settlement of the RSUs into RSU Shares under Section 3(a), as applicable, the Participant shall be the record owner of the RSU Shares settled upon such date unless and until such shares are sold or otherwise disposed of, and as record owner shall be entitled to all rights of a common stockholder of the Company, including, without limitation, voting rights, if any, with respect to the RSU Shares. Prior to the applicable settlement date, the Participant shall not be deemed for any purpose to be the owner of shares of Common Stock underlying the RSUs.
(d)General Assets. All amounts credited to the Account under this Agreement shall continue for all purposes to be part of the general assets of the Company, the Participant’s interest in the Account shall make the Participant only a general, unsecured creditor of the Company.
(e)Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be sent by registered or certified first-class mail, return receipt requested, nationally recognized courier service or personal delivery:
if to the Company:
3001 Deming Way
Middleton, WI 53562
Facsimile: (608) 288-4592
Attention: Chief Executive Officer

with a separate copy to:

3001 Deming Way
Middleton, WI 53562
Attention: General Counsel

if to the Participant,
at the Participant’s last known address on file with the Company.
All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.
(f)Clawback/Forfeiture. The Committee may in its sole discretion cancel all or any portion of the Award if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise has engaged in or engages in activity that is in conflict with or adverse to the interests of the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion. If the Participant otherwise has engaged in or engages in any activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or settlement of such Award, and must promptly repay the gain to the Company, upon 30 days prior written demand by the Committee. In addition, if the Participant receives any amount in excess of what the Participant should have received under the Award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company upon 30 days prior written demand by the Committee. This Award is subject to the clawback, forfeiture or similar requirement applicable pursuant to law (including without limitation Section 304 of the Sarbanes Oxley Act and Section 954 of the Dodd Frank Act) and the Company policies, each as amended from time to time.
(g)Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this

Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
(h)Affirmation of Restrictive Covenants. Participant acknowledges that Participant is subject to restrictive covenants regarding non-competition, non-solicitation, confidentiality, and invention assignment as set forth in certain contractual commitments (collectively, the “Restrictive Covenants”). Participant understands and agrees that the Award shall be deemed additional consideration in exchange for the Restrictive Covenants and is conditioned on Participant’s commitment and agreement to comply with the Restrictive Covenants.
(i)No Rights to Service. Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained in any position, as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the rights of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Participant at any time for any reason whatsoever. References in this Agreement to “continued service or employment with the Company” or “employment with the Company” and phrases of similar import shall mean employment or service with the Company or its Affiliates.
(j)Bound by Plan. By accepting this Award, the Participant acknowledges that the Participant has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.
(k)Beneficiary. The Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. Any such beneficiary, including to the extent applicable (which may be none at all) any estate, heir, trust, designee, or other such beneficiary, shall be required to comply with the terms herein, including the delivery of waiver and release to the Company as contemplated herein. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.
(l)Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.
(m)Section 409A. It is intended that this Award be exempt from (and all Shares shall be issued within the short-term deferral period thereunder) or, to the extent not exempt, comply with Section 409A of the Code, and this Agreement shall be interpreted consistent therewith. This Award is subject to Section 15(t) of the Plan.
(n)Electronic Delivery. By accepting this Agreement, the Participant hereby consents to the electronic delivery of prospectuses, annual reports and other information required to be delivered by Securities and Exchange Commission rules. This consent may be revoked in writing by the Participant at any time upon three business days’ notice to the

Company, in which case subsequent required prospectuses, annual reports and other information will be delivered in hard copy to the Participant.
(o)Securities Laws. The Participant agrees that the obligation of the Company to issue RSU Shares shall also be subject, as conditions precedent, to compliance with applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, state securities or corporation laws, rules and regulations under any of the foregoing and applicable requirements of any securities exchange upon which the Company’s securities shall be listed.
(p)Entire Agreement. Except as set forth in Section 4 herein, this Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior agreements, communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.
(q)Governing Law.  This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law thereof, or principals of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.
(r)Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.
(s)Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
[Signature Page to Immediately Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

SPECTRUM BRANDS HOLDINGS, INC.

___________________________

PARTICIPANT

___________________________
[Participant]